Exhibit 10.2

EXECUTION COPY

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of September 27, 2012 (this “Amendment”), modifies that certain Amended and Restated Credit Agreement, dated as of August 8, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among RADIOSHACK CORPORATION, a Delaware corporation (the “Borrower”), the guarantors from time to time party thereto (the “Facility Guarantors”), the financial institutions from time to time party thereto (collectively, the “Lenders”), and BANK OF AMERICA, N.A., as administrative agent and collateral agent (in such capacity, the “Administrative Agent”) for itself and the other Lenders. Capitalized terms used herein and not defined shall have the meaning assigned to such terms in the Credit Agreement.

RECITALS

WHEREAS, contemporaneously with the effectiveness of this Amendment, the Borrower and the Facility Guarantors are entering into a term loan facility (the “Term Loan Facility”) with Wells Fargo Bank, National Association as agent (in such capacity, the “Term Agent (Wells)”), pursuant to which the Borrower and the Facility Guarantors will borrow term loans in an aggregate principal amount not to exceed $100,000,000 (which Indebtedness is permitted under Section 6.03(j) of the Credit Agreement) and grant Liens on their assets to the Term Agent (Wells), for the benefit of the lenders thereunder, to secure the Borrower and the Facility Guarantors’ obligations under the Term Loan Facility (hereinafter, the “Term Loan Facility Transaction”);

WHEREAS, in connection with the Term Loan Facility Transaction and the granting of Liens thereunder, (a) the Administrative Agent and the Loan Parties have agreed to amend and restate the Security Agreement to, among other things, provide for a grant of a Lien by the Loan Parties on certain additional assets which will also secure the Term Loan Facility and (b) the Administrative Agent, the Term Agent (Wells) and the Loan Parties have agreed to enter into an intercreditor agreement to set forth, among other things, the priority of all Liens securing the Obligations and the obligations under the Term Loan Facility, in each case, such that all Liens securing the obligations under the Term Loan Facility will constitute Permitted Junior Liens under the Credit Agreement; and

WHEREAS, in connection with the Term Loan Facility Transaction and the other transactions described in the foregoing recitals, the Borrower, the Lenders, and the Administrative Agent have agreed, on the terms and conditions set forth herein, to amend certain provisions of the Credit Agreement;

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

Section 1. Amendments to Credit Agreement.

(a) Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical location:

“Availability Block” means $45,000,000.

“Bank Products Reserve” means the aggregate amount of reserves established by the Administrative Agent from time to time in its Permitted Discretion in respect of Obligations consisting of Bank Products.

“Copyright Agreement” means, each copyright security agreement by and among the applicable Loan Parties and the Administrative Agent, pursuant to which such Loan Parties grant, assign, and pledge to the Administrative Agent, for the benefit of the Secured Parties, to secure the Obligations, a continuing security interest in all of such Grantor’s right, title and interest in Intellectual Property consisting of Copyrights, as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time.

“First Amendment” means the First Amendment to Amended and Restated Credit Agreement, dated as of September 27, 2012 (the “First Amendment Effective Date”), among the Borrower, the Facility Guarantors, the Lenders party thereto and the Administrative Agent.

“Incremental Term Loan Maturity Date” means September 27, 2017; provided, however, that if such date is not a Business Day, the Incremental Term Loan Maturity Date shall be the next preceding Business Day.

“IP Security Agreements” collectively, the Copyright Agreement, the Patent Agreement and the Trademark Agreement.

“Patent Agreement” means the Patent Security Agreement dated as of the First Amendment Effective Date, by and among the Loan Parties party thereto and the Administrative Agent, as amended, restated, supplemented or otherwise modified and in effect from time to time.

“Term Agent (Wells)” means the “Term Agent” as defined in the Term Loan Intercreditor Agreement (Wells).

“Term Loan Facility (Wells)” means the term loan facility made available to the Borrower and the Facility Guarantors under that certain Term Loan Agreement, dated as of September 27, 2012, among the Borrower, the Facility Guarantors, the Term Agent (Wells) and the lenders party thereto.

“Term Loan Intercreditor Agreement (Wells)” means that certain Intercreditor Agreement, dated as of September 27, 2012, by and among the Administrative Agent, the Term Agent (Wells), and the Loan Parties, with respect to the Term Loan Facility (Wells) and the Permitted Junior Liens securing Indebtedness thereunder, as amended, restated, supplemented or otherwise modified and in effect from time to time.

“Term Loan Primary Collateral” means the “Term Loan Priority Collateral” as defined in the Term Loan Intercreditor Agreement (Wells).

“Term Loan Priority Accounts” means the “Term Loan Priority Accounts” as defined in the Term Loan Intercreditor Agreement (Wells).

“Trademark Agreement” means the Trademark Security Agreement, dated as of the First Amendment Effective Date, by and among the Loan Parties party thereto and the Administrative Agent, as amended, restated, supplemented or otherwise modified and in effect from time to time.

(b) Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by restating the following definitions in their entirety as follows:

“ABL Primary Collateral” means the “ABL Priority Collateral” as defined in the Term Loan Intercreditor Agreement (Wells).

“Material Indebtedness” means (a) Indebtedness under the Term Loan Facility (Wells) and (b) Indebtedness (other than the Obligations) of the Loan Parties and their Subsidiaries, individually or in the aggregate, having an aggregate principal amount exceeding $50,000,000.

“Maturity Date” means, (a) January 4, 2016 or (b) solely with respect to any Incremental Term Loan, the Incremental Term Loan Maturity Date.

“Mortgage” means a mortgage, deed of trust or deed to secure debt pursuant to which a Loan Party grants to the Administrative Agent, for the benefit of the Secured Parties, a Lien upon any Real Estate (including, without limitation, Pledged Real Estate) of such Loan Party, as security for the Obligations.

“Security Agreement” means the Amended and Restated Security Agreement dated as of the First Amendment Effective Date among the Loan Parties and the Administrative Agent for the benefit of the Secured Parties, as further amended, restated, supplemented or otherwise modified and in effect from time to time.

“Security Documents” means the Security Agreement, the Facility Guarantee, the Mortgages, the IP Security Agreements and each other security agreement or other instrument or document executed and delivered pursuant to this Agreement or any other Loan Document that creates a Lien in favor of the Administrative Agent to secure any of the Obligations.

(c) The definition of “Availability Reserve” in Section 1.01 of the Credit Agreement is hereby amended by deleting the text “and (f)” set forth in the third line thereof and substituting in lieu thereof the text: “(f) the Bank Products Reserve, and (g)”.

(d) The definition of “Monthly Reporting Period” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety.

(e) The definition of “ERISA Event” in Section 1.01 of the Credit Agreement is hereby amended by:

i.	restating clause (b) contained in such definition in its entirety as follows:

(b) the failure of any Plan to satisfy the minimum funding standards of Sections of Sections 412 or 430 of the Code or Section 302 of ERISA applicable to such Plan in a manner that would reasonably be expected to result in a Material Adverse Effect, whether or not waived;

ii.	deleting the reference to “Section 4.12(d)” contained in clause (c) of such definition and inserting in lieu thereof the reference to “Section 4.12(c)”; and

iii.	deleting the reference to “Section 3.03(c)” contained in clause (c) of such definition and inserting in lieu thereof the reference to “Section 3.02(c)”.

(f) The definition of “FCCR Trigger Event” is hereby amended by inserting the following new text immediately after the word “Availability” occurring in the second line thereof: “(which, for this purpose only, shall be calculated without giving effect to the deduction of the Availability Block from the Revolving Credit Borrowing Base)”.

(g) The definition of “Loan Documents” in Section 1.01 of the Credit Agreement is hereby amended by inserting the parenthetical “(including, without limitation, the Term Loan Intercreditor Agreement (Wells))” after the words “any intercreditor agreement,” appearing in such definition.

(h) The definition of “Revolving Credit Borrowing Base” in Section 1.01 of the Credit Agreement is hereby amended by inserting the following new text at the end of such definition, immediately before the period at the end of such definition:

“; minus

(g) the Availability Block”.

(i) Paragraph (b) of Section 2.02 (Increase of Total Term Commitments) of the Credit Agreement is hereby amended by deleting the last sentence contained therein and substituting the following therefor:

Any increase in the Total Term Commitments shall be made on the same terms (except maturity terms), and shall be subject to the same conditions as the Term Loans of the existing Term Lenders (it being understood that any arrangement or commitment fees payable to MLPF&S, as an Arranger, or one or more Additional Term Commitment Lenders, as the case may be, may be different than those paid with respect to the Term Commitment of the existing Term Lenders on or prior to the Amendment Effective Date or with respect to any other Additional Term Commitment Lender in connection with any other Term Commitment Increase pursuant to this SECTION 2.02(b) and all Incremental Term Loans shall mature and be payable on the Incremental Term Loan Maturity Date).

(j) Section 2.03 (Reserves) of the Credit Agreement is hereby amended by inserting the following new text at the end of such Section, immediately before the period at the end of such Section:

“, or (c) to implement the Bank Products Reserve. It is acknowledged that the Bank Products Reserve (i) shall be implemented by the Administrative Agent at any time that the exposure in respect of Bank Products exceeds $5,000,000 and (ii) may in addition otherwise be implemented by the Administrative Agent in its Permitted Discretion in accordance with the Bank Product Notices referred to in Section 8.13”.

(k) Section 2.08 (Interest on Loans) of the Credit Agreement is hereby amended by restating paragraph (c) contained therein as follows:

“(c) Payment Dates. Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto, the Termination Date applicable thereto and at such other times as may be specified herein. Accrued interest on all Loans after the Termination Date applicable thereto shall be payable on demand. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.”

(l) Section 2.13 (Termination or Reduction of Commitments) of the Credit Agreement is hereby amended by restating paragraph (c) contained as follows:

“(c) Termination Date.

(i) Upon the Termination Date (for all Obligations, other than Obligations in respect of any Incremental Term Loans), the Commitments of the Lenders shall be terminated in full, and the Borrower shall pay in full and in cash, all outstanding Loans (other than any Incremental Term Loans) and all other outstanding Obligations (other than Obligations on account of any Incremental Term Loans) then owing by them to the Lenders (including, without limitation, all Breakage Costs incurred in connection therewith).

(ii) Upon the Termination Date for Incremental Term Loans, the Borrower shall pay in full and in cash, all outstanding Incremental Term Loans and all other outstanding Obligations on account of any Incremental Term Loans then owing by them to the Lenders (including, without limitation, all Breakage Costs incurred in connection therewith).”

(m) Section 2.16 (Credit Card Arrangements; Cash Management) of the Credit Agreement is hereby amended by inserting the following new paragraph (k) immediately following existing paragraph (j) in such Section 2.16:

“(k) The Loan Parties shall not permit any ABL Primary Collateral (including, without limitation, any proceeds of ABL Primary Collateral) to be deposited in any Term Loan Priority Account.”

(n) Section 5.01 (Financial Statements) of the Credit Agreement is hereby amended by (x) deleting the words “during any Monthly Reporting Period” appearing in such Section 5.01(c), and (y) deleting the words “certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries” appearing at the end of Section 5.01(c) and inserting in lieu thereof the words “certified by a Responsible Officer of the Borrower as the internal non-GAAP financial statements prepared by the Borrower in the normal course of business and used internally for purposed of evaluating the performance of the business”.

(o) Section 5.02 (Certificates; Other Information) of the Credit Agreement is hereby amended by (x) deleting the word “and” appearing at the end of clause (i) in paragraph (c), (y) inserting a comma (“,”) immediately after the word “Person” appearing at the end of clause (i) in paragraph (c) and (z) inserting the following immediately after the reference to “SECTION 5.02” appearing at the end of clause (ii) in paragraph (c):

“and (iii) any notices, statements (including financial statements) or reports (including reports with respect to Collateral) furnished to the Term Agent (Wells) or any lender under the Term Loan Facility (Wells), in each case, not otherwise required to be furnished to the Lenders pursuant to any other clause of SECTION 5.01, this SECTION 5.02 or SECTION 5.03”.

(p) Section 6.01 (Liens) of the Credit Agreement is hereby amended by inserting the words “payment of utilities and similar expenses and” following the word “including” appearing in the second parenthetical of clause (f) of such Section 6.01.

(q) The Credit Agreement is hereby amended by inserting the following new SECTION 8.13 therein in the correct numerical location:

SECTION 8.13 Notice; Information Regarding Bank Products.

The Borrower and each Lender that provides or that has an Affiliate that provides Bank Products to a Loan Party (other than, in each case, Bank of America) agrees to provide written notice, or cause the Administrative Agent to be provided written notice, of any Loan Party entering into any such Bank Product with such Lender (or such Affiliate of a Lender) (each such notice, a “Bank Product Notice”). Such Bank Product Notice shall include a description of the Bank Product, as well as the maximum potential liability under such Bank Product and the methodology to be used by such parties in determining the liability owing from time to time under such Bank Product. The Borrower shall cause to be delivered to the Administrative Agent, together with the delivery of each Borrowing Base Certificate, a list of all outstanding Bank Products with any Lender or any Affiliate of a Lender, setting forth a description of such Bank Products and the providers of such Bank Products. Each Lender, for itself and for its Affiliates providing Bank Products, acknowledges and agrees that (a) pursuant to the Term Loan Intercreditor Agreement, the Obligations in respect of any Bank Products may constitute “Excess ABL Obligations” to the extent an Availability Reserve is not implemented and maintained in respect thereof and that the Administrative Agent shall have no liability as a result thereof, (b) such Lender or Affiliate of such Lender (and not the Administrative Agent), as applicable, is responsible for the calculation and reporting of the amount of the maximum exposure under each of its Bank Products for which a Bank Product Reserve may be implemented, (c) the Administrative Agent shall not be obligated to implement and maintain a Bank Product Reserve unless and to the extent that the Administrative Agent is provided a Bank Product Notice setting forth the maximum exposure under the applicable Bank Products pursuant to this Section 8.13, and (d) the Administrative Agent shall not be obligated to (but may, in its Permitted Discretion) implement a Bank Product Reserve to the extent that the implementation thereof would result in an Overadvance.

(r) Schedule 9.24 to the Credit Agreement is hereby amended by deleting such Schedule 9.24 in its entirety and substituting therefor Schedule 9.24 attached hereto as Schedule 9.24.

Section 2. Conditions Precedent. This Amendment shall become effective as of the date first written above (the “Effective Date”) upon the satisfaction of the following conditions precedent:

(a) Documentation. The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent

(i) a fully-executed and effective Amendment, executed by the Borrower, the Facility Guarantors, the Administrative Agent and the Required Lenders;

(ii) a fully-executed and effective Term Loan Intercreditor Agreement (Wells), executed by the Administrative Agent, the Term Agent (Wells) and the Loan Parties;

(iii) a fully-executed and effective Security Agreement, executed by the Administrative Agent and the Loan Parties;

(iv) fully-executed and effective copies of the Trademark Agreement and the Patent Agreement, executed by the Administrative Agent and the applicable Loan Parties;

(v) a certificate of a Responsible Officer of the Borrower, certifying and attaching true and complete copies of the loan agreement and the collateral documents under the Term Loan Facility (Wells);

(vi) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Effective Date and certifying (i) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Loan Party authorizing the execution, delivery and performance of this Amendment, the Security Agreement, the IP Security Agreements, the Mortgages and the Intercreditor Agreement, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (ii) that the certificate or articles of incorporation or organization of such Loan Party and the by-laws or operating (or limited liability company) agreement of such Loan Party have not been amended since August 8, 2012 (except as otherwise indicated); and

(vii) a written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Simpson Thacher & Bartlett LLP, counsel for the Loan Parties and applicable local counsel to the Loan Parties, in each case covering such matters relating to the Loan Parties, this Amendment, the Security Agreement, the IP Security Agreements and the Intercreditor Agreement or and the transactions contemplated hereby and thereby as the Administrative Agent shall reasonably request. The Loan Parties hereby request such counsel to deliver such opinions.

(d) No Default. On the Effective Date and after giving effect to this Amendment, no event shall have occurred and be continuing that would constitute a Default or an Event of Default.

Section 3. Representations and Warranties; Reaffirmation of Grant. The Borrower hereby represents and warrants to Administrative Agent and the Lenders that, as of the date hereof and after giving effect to this Amendment, (a) all representations and warranties of the Loan Parties set forth in the Credit Agreement and in any other Loan Document are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date, provided that any representation and warranty which is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates, (b) no Default or Event of Default has occurred and is continuing, (c) the Credit Agreement and all other Loan

Documents (as amended hereby) are and remain legally valid, binding obligations of the Loan Parties party thereto, enforceable against each such Loan Party in accordance with their respective terms and (d) each of the Security Documents to which such Loan Party is a party and all of the Collateral described therein do and shall continue to secure the payment of all Obligations as set forth in such respective Security Documents.

Section 4. Consent to Amendment and Restatement of Security Agreement. Each undersigned Lender hereby consents to the amendment and restatement of the Security Agreement in the form of the Amended and Restated Security Agreement dated as of the First Amendment Effective Date.

Section 5. Post Closing Requirements. The Borrower shall, not later than the date of delivery thereof to the Term Agent (Wells), deliver to the Administrative Agent the following with respect to each parcel of Real Estate that constitutes Term Loan Primary Collateral) (each of which shall be in form and substance reasonably satisfactory to the Administrative Agent): (i) duly executed and effective Mortgage with respect to such Real Estate, (ii) a favorable opinion of counsel covering such matters as to the applicable Mortgage as the Administrative Agent may reasonably request, (iii) (x) the results of flood zone determinations with respect to such Real Estate, (y) duly executed flood zone notifications by the applicable Loan Party to the extent such Real Estate is determined to be located in a flood zone, and (z) flood insurance in an amount, with endorsements and by an insurer reasonably acceptable to the Administrative Agent, if the Real Estate is within a flood zone, and (iv) evidence of payment of all taxes and assessment with respect to such Real Estate as of such date.

Section 6. Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document shall survive the execution and delivery of this Amendment, and no investigation by the Administrative Agent or the Lenders shall affect the representations and warranties or the right of the Administrative Agent and the Lenders to rely upon them.

Section 7. Amendment as Loan Document. This Amendment constitutes a “Loan Document” under the Credit Agreement.

Section 8. Costs and Expenses. The Borrower shall pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent (including the reasonable fees, charges and disbursements of counsel to the Administrative Agent) incurred in connection with the preparation, negotiation, execution and delivery of this Amendment.

Section 9. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER STATE).

Section 10. Execution. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier (or electronic mail (including in PDF format)) shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 11. Limited Effect. This Amendment relates only to the specific matters expressly covered herein, shall not be considered to be an amendment or waiver of any rights or remedies that the Administrative Agent or any Lender may have under the Credit Agreement, under any other Loan Document (except as expressly set forth herein) or under Law, and shall not be considered to create a course of dealing or to otherwise obligate in any respect the Administrative Agent or any Lender to execute similar or other amendments or waivers or grant any amendments or waivers under the same or similar or other circumstances in the future.

Section 12. Ratification by Facility Guarantors. Each of the Facility Guarantors acknowledges that its consent to this Amendment is not required, but each of the undersigned nevertheless does hereby agree and consent to this Amendment and to the documents and agreements referred to herein. Each of the Facility Guarantors agrees and acknowledges that such Guarantor’s obligations under the Loan Documents shall remain in full force and effect and nothing herein shall in any way limit such obligations, all of which are hereby ratified, confirmed and affirmed in all respects.

[Remainder of page intentionally blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

RADIOSHACK CORPORATION, as Borrower

By:	/s/ Mark W. Barfield
Name: Mark W. Barfield
Title: Vice President and Treasurer

RADIOSHACK CUSTOMER SERVICE LLC RADIOSHACK GLOBAL SOURCING CORPORATION RADIOSHACK GLOBAL SOURCING, INC. SCK, INC. TANDY FINANCE CORPORATION, as a Facility Guarantor

By:	/s/ Mark W. Barfield
Name: Mark W. Barfield
Title: Vice President and Treasurer

RADIOSHACK GLOBAL SOURCING LIMITED PARTNERSHIP TE ELECTRONICS LP IGNITION L.P., as a Facility Guarantor

By: RadioShack Corporation, its general partner

By:	/s/ Mark W. Barfield
Name: Mark W. Barfield
Title: Vice President and Treasurer

TRS QUALITY, INC., as a Facility Guarantor

By:	/s/ Joel H. Tiede
Name: Joel H. Tiede
Title: President

Signature Page to First Amendment to RSH Amended and Restated Credit Agreement

BANK OF AMERICA,
as Administrative Agent, Swingline Lender, a Lender (including, without limitation as an Additional Term Commitment Lender) and an Issuing Bank

By:	/s/ David Vega

Name: David Vega
Title: Managing Director

Signature Page to First Amendment to Amended and Restated RSH Credit Agreement

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as a Lender and as an Issuing Bank

By:	/s/ Connie Liu

Name: Connie Liu
Title: Vice President

Signature Page to First Amendment to Amended and Restated RSH Credit Agreement

REGIONS BANK, as a Lender

By:	/s/ Louis Alexander

Name: Louis Alexander
Title: Attorney in Fact

Signature Page to First Amendment to Amended and Restated RSH Credit Agreement

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Kevin D. Padgett

Name: Kevin D. Padgett
Title: Authorized Officer

Signature Page to First Amendment to Amended and Restated RSH Credit Agreement

HSBC BANK USA N.A., as a Lender

By:	/s/ Brian Gingue

Name: Brian Gingue
Title: Vice President

Signature Page to First Amendment to Amended and Restated RSH Credit Agreement

SUNTRUST BANK, as a Lender

By:	/s/ J. Matney Gornall

Name: J. Matney Gornall
Title: Vice President

Signature Page to First Amendment to Amended and Restated RSH Credit Agreement

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Paul A. Taubeneck

Name: Paul A. Taubeneck
Title: Vice President

Signature Page to First Amendment to Amended and Restated RSH Credit Agreement

COMPASS BANK, as a Lender

By:	/s/ Ramon Garcia

Name: Ramon Garcia
Title: Vice President

Signature Page to First Amendment to Amended and Restated RSH Credit Agreement

SCHEDULE 9.24

PLEDGED REAL ESTATE

(i)	900 Terminal Road, Fort Worth, Texas 76106

(ii)	1000 Terminal Road, Fort Worth, Texas 76106

(iii)	660 N. Pioneer Avenue, Woodland, California 95776

(iv)	100 Tandy Drive, Hagerstown, Maryland 21740